UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2009

FIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Bridge Road P.O. Box 1340 Suffolk, Virginia	23439
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 934-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2009, First Bankshares, Inc. (“First Bankshares”) and Xenith Corporation (“Xenith”) entered into an amendment (“Amendment No. 4”) to the Agreement of Merger, dated May 12, 2009 and amended as of August 14, 2009, as of October 15, 2009, and as of October 30, 2009, between First Bankshares and Xenith (the “Merger Agreement”), pursuant to which Xenith will merge with and into First Bankshares, which will be the surviving legal entity.

Amendment No. 4 amends and restates Section 11.01(b)(i) of the Merger Agreement in its entirety in order to extend the “End Date,” as such term is defined in the Merger Agreement, from November 19, 2009 to December 31, 2009. This description of Amendment No. 4 is qualified in its entirety by reference to Amendment No. 4, which is attached hereto as Exhibit 2.2.4 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.2.4	Amendment No. 4, dated as of November 19, 2009, to Agreement of Merger, dated May 12, 2009 and amended as of August 14, 2009, as of October 15, 2009, and as of October 30, 2009, between First Bankshares, Inc. and Xenith Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2009

FIRST BANKSHARES, INC.

By:	/S/ ROBERT E. CLARY
Robert E. Clary, CPA
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

2.2.4	Amendment No. 4, dated as of November 19, 2009, to Agreement of Merger, dated May 12, 2009 and amended as of August 14, 2009, as of October 15, 2009, and as of October 30, 2009, between First Bankshares, Inc. and Xenith Corporation